SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-2

                Current Report Pursuant to section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 28, 2000

                          LIGHTNING ROD SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                     0-18809
                            (Commission File Number)

                                   41-1614808
                      (I.R.S. employer Identification No.)

                           7301 Ohms Lane, Suite 600,
                          Minneapolis, Minnesota 55439
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (612) 837-4000

                           CE SOFTWARE HOLDINGS, INC.
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

MERGER

In accordance with approval obtained at its annual meeting on April 27, 2000, CE Software Holdings, Inc. (the "Registrant") completed the acquisition of Lightning Rod Software, Inc. (formerly known as ATIO Corporation USA, Inc. and hereafter "Lightning Rod") on April 28, 2000 through the merger (the "Merger") of Lightning Rod with and into the Registrant. In accordance with the Amended and Restated Agreement and Plan of Merger, as amended (the "Merger Agreement") governing the transaction, the name of the Registrant became "Lightning Rod Software, Inc." after the Merger, and the directors and officers of Lightning Rod became the directors and officers of the Registrant. The Registrant issued a total of 1,044,429 shares of its common stock to shareholders and warrant holders of Lightning Rod in the Merger and assumed the obligation to issue an additional 189,571 shares of its common stock upon exercise of Lightning Rod options.

Immediately prior to consummation of the Merger, the Registrant declared and paid a dividend to all of its shareholders as of record as of the close of business on April 28, 2000 of one share of the Common Stock of CE Software, Inc. ("CSI"), its wholly-owned operating subsidiary, for each outstanding share of the Registrant. Substantially all of the business operations of the Registrant were conducted through CSI prior to this spin-off.

In accordance with the Merger Agreement, prior to the Merger the Registrant's assets consisted of approximately $1,543,000 of cash and short term investments, $548,000 of which was placed in an special escrow account at the effective time of the Merger, and a $3,221,000 receivable from Lightning Rod that was extinguished through the Merger. The special escrow account is to be disbursed to CSI simultaneous with the exercise of options on the Registrant's stock held by persons who were employees and directors of the Registrant prior to the Merger. The Registrant had virtually no recorded liabilities at the time of the Merger.

The Registrant also sold to one of the shareholders of Lightning Rod a total of 70,234 shares at a price of $6.48 per share paid in cash and by cancellation of certain indebtedness at the effective time of the Merger. The shareholder executed a promissory note in the amount of $509,725.65 to secure its obligation to purchase an additional 78,666 shares pursuant to the Merger Agreement. This note was paid in full and corresponding shares were issued in June 2000. Another Lightning Rod shareholder pledged a total of 314,062 shares to secure its obligation to purchase a like number of shares. These shares have not yet been purchased.

The Merger was treated as a tax-free reorganization for tax purposes. For accounting purposes, the Merger was treated as a reverse acquisition of the Registrant by Lightning Rod. Because of the spin-off of CSI and the subsequent private sale of securities (see item 5), the Merger had the effect of a financing transaction for Lightning Rod. Accordingly, the historical financial statements of Lightning Rod became the historical financial statements of the Registrant as a result of the Merger.



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BUSINESS SUBSEQUENT TO MERGER

Effective as of the date of the Merger (April 28, 2000), the business of Lightning Rod became the sole business of the Registrant. As a result, the Registrant (also referred to herein as "we," "us," "our," and other similar terms) is now a market leader in providing proactive e-business customer service software solutions for personalizing the customer interaction experience and for building customer loyalty. We improve e-business customer loyalty by anticipating customer needs and providing superior real-time customer service responses. We implement unique solutions for a variety of companies that maintain a presence on the Web for the purpose of marketing products or services or engaging in business-to-consumer or business-to-business transactions. By using Lightning Rod Interaction Manager (f/k/a CyberCall), e-commerce companies or expanding bricks-and-mortar businesses are able to deliver responsive, personalized customer service via a customer's preferred communications medium, including Web callback, chat, e-mail, collaboration, voice-over-the-Web, also called voice-over-IP (VoIP), fax and telephone. Lightning Rod Interaction Manager's unique ability to enable customer service anytime, anywhere, via a variety of media, gives e-businesses a significant competitive edge in their marketplaces. In addition, we believe e-businesses using Lightning Rod Interaction Manager will experience:

   * Increased customer loyalty and revenue as a result of efficiently handled interactions and repeat customer business;
   * Faster time to market because Lightning Rod Interaction Manager easily integrates with legacy technologies; and
   * Greater operational effectiveness due to Lightning Rod Interaction Manager's ability to prioritize interactions and route them to the customer-service representatives (CSR) most qualified to handle them.

CyberCall was developed by Atio (Pty) starting in 1993. In 1997, the technology that comprises CyberCall and Atio (Pty) management were combined with Venturian Software Enterprises, Inc., a Minnesota corporation formed in October 1992. Venturian Software Enterprises, Inc. changed its name to ATIO Corporation USA, Inc. in November 1997. ATIO Corporation USA, Inc. changed its name to Lightning Rod Software, Inc., and changed the name of its software to Lightning Rod Interaction Manager, in March 2000.

Market Opportunity

We are uniquely positioned to take advantage of the explosive growth in the market space for e-businesses, whether new e-commerce businesses or traditional bricks-and-mortar companies seeking Web-related expansion opportunities. Lightning Rod Interaction Manager addresses a large and growing demand for e-business customer service solutions that deliver customer service through a variety of contact media. The e-business world is extremely competitive. Because the Web is an arena for instant gratification, e-shoppers recognize that competitors' Web sites are only a mouse click away. Even customers who have historically been loyal to a business could be lost following an unsatisfactory experience with an e-business transaction. We believe that only those companies delivering a high level of customer service are going to be successful in building a loyal customer following. Companies like e-style.com, babystyle.com,

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Stockwalk.com, and other leaders in their respective fields now recognize customer service as strategic to their long-term growth and profitability.

   * According to the Patricia Seybold Group: "The lifetime value of your customers will increase in direct proportion to how easy you can make it for them to do business with you."

   * Gartner Group advises e-businesses to develop a customer communications strategy for all media types including the Web, for their customers and business partners.

   * "Only 1/3 of the shoppers who place items in a shopping cart actually complete the purchase. In large part...this is due to the lack of real-time customer service help." Survey by Net Effect Systems - Inter@ctive Week, 8/99.

   * According to Ovum, the customer service center software market will grow from $580 million in 1998 to $3.1 billion in 2003.

In addition to the increasing need to rely on customer service for competitive differentiation, we believe technological change will be a key driver in the growth of the e-business customer service market, and Lightning Rod Interaction Manager will provide e-businesses with the tools they need to succeed in this arena.

Target Market

We believe that the strongest target market exists in the e-business arena with customer service operations between ten and 200 CSRs. This market segment, currently underserved by the industry, shows much greater growth potential than the higher end of the market. Our targeted e-businesses span multiple vertical markets, including, but are not limited to:

   * Niche e-tailing;
   * On-line brokerage;
   * e-customer service providers;
   * On-line entertainment, i.e., CDs, music, etc.; and
   * Niche on-line service providers.

These sectors were identified because we believe they have the following key attributes that will provide the company with a substantial ability to be a recognized leader:

   * Sector is "well funded" and has explosive growth opportunities;
   * Customer service is a strategic differentiator;
   * New entrants can compete with superior customer service;
   * The focus is business-to-consumer;
   * Substantial market share can be obtained; and
   * No competitor dominates the sector.

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Products

Lightning Rod Interaction Manager is an integrated, modular, and scalable all-media customer service solution that can be tailored to meet specific e-business customer service center requirements. The base of the Lightning Rod Interaction Manager system is the Interaction Gateway. This multimedia "traffic cop" interfaces with a customer's e-business system and handles the prioritization, routing and queuing of all types of interactions independent of the media. Telephone calls, e-mails, faxes, Web callback requests, Web chat and collaboration, interactive voice response (IVR) and VoIP interactions are all handled in the same manner, based on a company's particular business rules. Lightning Rod Interaction Manager can be configured with one or more of the media-access modules and interaction processing modules.

Lightning Rod Interaction Manager highlights:

   o All-media. Lightning Rod Interaction Manager provides customers with a choice of media - telephone, e-mail, fax, Web callback, Web chat, Web collaboration and VoIP - on one integrated platform.

   o Quick Deployment. Lightning Rod Interaction Manager is an integrated solution that can be deployed quickly to allow a fast return on a customer's investment.

   o Modular. Lightning Rod Interaction Manager can be configured to fit the needs for access media and the interaction handling capabilities of most e-businesses.

   o Scalable. Lightning Rod Interaction Manager scales from as few as ten and up to hundreds of concurrent CSRs per system. Multiple sites can be networked for support of decentralized customer service centers.

   o Reporting. Lightning Rod Interaction Manager allows for real-time and historical reporting of all customer service center metrics for all media, thereby resulting in comprehensive and meaningful data.

   o Open Standards. Lightning Rod Interaction Manager is built upon open standards for easy integration with e-commerce, data warehouse, back-office and business applications.

   o Open Systems. Lightning Rod Interaction Manager is built to operate on Microsoft Windows NT Server and SQL Server.

   o Switch independent. Lightning Rod Interaction Manager integrates with most switches through a variety of interfaces.

Lightning Rod Interaction Manager is licensed to end users based on the number of simultaneous users and modules of Lightning Rod Interaction Manager required by the end user. Charges in addition to licensing fees include implementation and customization services, maintenance, and third-party components. We expect our average order per customer, per site to be approximately $200,000. To date, pricing has been based on a software-licensing model, but we are also introducing an ASP or pay-per-use arrangement.

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Wed believe that Lightning Rod Interaction Manager provides superior value to
e-business companies by:

1. Increasing customer loyalty. We recognize that behind every e-transaction, there is a human being. In order to demonstrate the importance of each customer, Lightning Rod Interaction Manager has been developed to personalize the customer service experience in the following ways:

         Customer Identification: Lightning Rod Interaction Manager uniquely identifies each customer and allows self service or CSR-enabled contact. Any information submitted by the customer online is immediately sent to a CSR's screen. The CSR can even see the exact Web page being viewed by the customer and can access historical data from the customer's account. The CSR does not have to ask for a repeat of information and customers feel the human touch with every interaction.

         Differentiation: Lightning Rod Interaction Manager differentiates one interaction from another, and one customer type from another, based on pre-set value criteria. Interaction requests are analyzed by the Lightning Rod Interaction Manager system to ensure that customers are routed to the CSR best able to meet their needs. If, for example, a Spanish-speaking customer requests a callback or other form of interaction, he can be assured that a Spanish-speaking CSR will be in touch with him.

         Interaction: With Lightning Rod Interaction Manager, customers are able to interact on their own schedules, with their choice of media, allowing customer service representatives the opportunity to provide superior service.

         Customization. Because each customer is immediately identified, the Lightning Rod Interaction Manager system can provide customized, personalized messages, banner ads, and information specific to that customer.

We believe that customers receiving these personalized interactions are more likely to have positive experiences that will bring them back to e-businesses time and time again.

2. Increasing operational effectiveness. When a customer sends an interaction request via Lightning Rod Interaction Manager through his or her contact medium of choice, that request is automatically forwarded to the CSR with the best skill set to handle it. Any information submitted online by the customer is matched with historical data about that customer and immediately appears on the CSR's screen, thus personalizing the interaction and eliminating the need to repeat information. The same personalization options are available for self-service customers through e-mail, interactive voice response (IVR), and fax on demand. Lightning Rod Interaction Manager's ease of integration between access media and back-end business applications ensures that customer service center operators are able to provide a more efficient contact experience to their customers. Interaction requests are handled much more efficiently resulting in more calls being handled in a shorter amount of time and a notable increase in customer satisfaction.

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3. Enabling faster time to market. Our implementation methodology includes working closely with our customers to understand their objectives prior to installing a Lightning Rod Interaction Manager system. This initial-time investment, coupled with Lightning Rod Interaction Manager's ability to inter-operate with legacy technologies, results in faster deployment and implementation time frames, thus enabling e-businesses to readily begin interacting with their customers. Lightning Rod Interaction Manager is an attractive customer service solution for both "startup.com" and brick-and-mortar type companies. Both types of companies need to establish a rich all-media customer service operation in order to be competitive.

Customers

As of August 1999, Lightning Rod Interaction Manager 3.0 had been in full production as an all-media customer service solution. Innovative e-businesses that have used or are using our software include: boo.com, Stockwalk.com, e-style.com, babystyle.com, Invacare, Instant Impact, Gage Marketing and State Capitol Credit Union.

Sales and Marketing

We currently distribute Lightning Rod Interaction Manager by means of direct sales and relationships with strategically selected reseller partners. We also maintain channel managers to support our resellers. We maintain a limited direct sales force. In addition, we engage in marketing activities to support our sales efforts.

Our strategy is to establish customer reference sites through our direct sales effort, while establishing strategic relationships with qualified reseller partners. Our goal is to eventually deliver approximately 70% of revenues through reseller partners. In this way, we believe that time-to- market will be compressed. At this time, we are continuing to build relationships with committed distribution partners.

We currently have a primary reseller partnership with Norstan Communications. Norstan, one of the world's largest Siemens Communications resellers, with annual revenues of approximately $483 million, promotes Lightning Rod Interaction Manager as the all-media customer service solution for its customer service center clients. Norstan's strong corporate customer base in North America exceeds 20,000 accounts.

Professional Services

Our professional services group partners with our direct sales force and reseller partners to provide turnkey solutions that include all hardware, software and training required to create a successful customer service solution. The implementation methodology applied by this group includes pre-installation customer interaction assessment and return on investment analysis, design, configuration of solutions, and integration with third-party front office applications. Once there is a clear understanding of customer needs and objectives, the professional services organization manages the implementation, integration, training, maintenance and follow-up support of the Lightning Rod Interaction Manager system. Although each project varies depending on the needs and existing infrastructure of the customer, we typically target an

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implementation time frame from four to eight weeks. While we ultimately anticipate that approximately 10%-15% of our revenues will be derived from professional services, it currently comprises approximately 45% of revenues.

Intellectual Property

We own, in accordance with an agreement with Atio International, all right title and interest in and to the Lightning Rod Interaction Manager software and claim copyright and trade secret rights therein. The software was initially developed by Atio (Pty) and transferred to Atio International in 1997. Development personnel at Atio (Pty) have continued to provide development services and have enhanced the software since that date. We have endeavored to have each of our employees, and to our knowledge, Atio (Pty) has endeavored to have each of its employees, execute nondisclosure and intellectual property assignment agreements. All of our assets, including our intellectual property, are subject to a security interest held by CC Management, LLC ("Convergent") in connection with a loan made by Convergent to ATIO Corporation USA, Inc. for $1.35 million.

We currently hold a variety of trademarks, trademark applications, trade names and registered copyrights, but do not have exclusive rights to the use of "ATIO" as a trade name or the stylized "A" used in the trade name and used as a logo in various formats. Atio International has the right to use the trade name and the mark, and will retain these rights after the Merger. Atio Corporation USA, Inc. agreed to transfer, effective as of the date of the Merger, all of its rights in the "ATIO" name to Atio International. Effective March 29, 2000, Atio Corporation USA, Inc. changed its name to Lightning Rod Software, Inc., which became the name of the surviving corporation (i.e., the Registrant) after the Merger. We filed a patent application with the U.S. Government Patent Office for our "System with Multi-media Real Time Queue Monitor" on December 2, 1999.

We imbed certain layer-two communication software licensed from Intel-Dialogic Corporation into our software system for sale to end users. We have the right to sublicense such software, as imbedded into our products, to our customers. We also imbed license monitoring software developed by Rainbow Technologies in our software products to monitor license-use compliance under individual license agreements that are established and resold with each installation of the software. We also imbed technology from DART Communications under a similar "per occurrence" arrangement for e-mail related software code used in our products.

Competition

Although we believe we have a technologically advanced product, there are a number of other companies (e.g., Apropros Technology, Inc. and Interactive Intelligence, Inc.) that are developing products to allow communications in multiple media to be handled by call-center personnel. In addition, a number of companies offer products that perform some of the same functions as our software products. Some of our existing competitors, as well as a number of potential competitors, have larger technical staffs, more established and larger marketing and sales organizations, and significantly greater financial resources than us. There can be no assurance that such competitors will not develop products that are superior to our products or that achieve greater market acceptance. Our future success will depend significantly upon our ability to increase our share of our target markets and to license additional products and product

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enhancements to existing customers. There can be no assurance that we will be able to compete with companies that have significantly greater resources and contacts within the industry, or that competition will not have a material adverse effect on our results of operations.

Research and Development

Our research and development efforts are focused on enhancing the e-business-centric features of our product based on the Microsoft development environment. To ensure that Lightning Rod Interaction Manager systems easily integrate with the most commonly used technologies today, technology partnerships have been formed and inter-operability testing has been done with products from IBM, Microsoft, and Intel-Dialogic Corporation. We manage strategic research and development operations in the United States from our Minneapolis office. As a result of the Atio corporate history, we had some software development production operations in the Republic of South Africa. Most of this function has been relocated to the United States.

Employees

As of December 1999, we had 45 full-time employees, with six employees in executive management, seven in sales and marketing, 18 in product development and engineering, 11 in professional services, two in finance, and one in administration.

Property

We lease office space at 7301 Ohms Lane, Edina, Minnesota, 55439, pursuant to a sublease arrangement. We plan to relocate to another facility by the end of August 2000. We believe that the new facilities will be adequate for our current needs.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LIGHTNING ROD SOFTWARE, INC.


/s/ Jeffrey D. Skie
Jeffrey D. Skie,
Executive Vice President and Chief Financial Officer
Dated:  July 24, 2000